                                                                     EXHIBIT 1.1

                       3,900,000 Shares of Common Stock



                       BORON, LePORE & ASSOCIATES, INC.


                            UNDERWRITING AGREEMENT
                            ----------------------


                                    [_____ __, 1998]


BEAR, STEARNS & CO. INC.,
DAIN RAUSCHER WESSELS,
SALOMON SMITH BARNEY,
NATIONSBANC MONTGOMERY SECURITIES LLC,
  as Representatives of the
several Underwriters named in
Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, N.Y.  10167

Dear Sirs:

          Boron, LePore & Associates, Inc., a corporation organized and existing under the laws of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in
Schedule I hereto (the "Underwriters") an aggregate of [3,900,000] shares (the "Firm Shares") of its common stock, par value $.01 per share (the "Common Stock"), of which [1,500,000] shares will be sold by the Company and [2,400,000] shares will be sold by certain stockholders of the Company named in Schedule II hereto (stockholders collectively, the "Selling Stockholders"). In addition, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, the Company also proposes to sell to the Underwriters an aggregate of up to an additional 585,000
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                                                                               2


shares (the "Additional Shares") of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares." The Shares are more fully described in the Registration Statement referred to below.

          1.  Representations and Warranties of the Company.  The Company
              ---------------------------------------------
represents and warrants to, and agrees with, the Underwriters that:

                    (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and may have filed an amendment or amendments thereto, on Form S-1 (No. 333-[_____]), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement" and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus". The term "preliminary prospectus" as used herein means a preliminary prospectus included in a Registration Statement prior to the time of effectiveness of the Registration Statement. If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) of the Regulations for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to include the Rule 462 Registration Statement, as amended from time to time.

                    (b) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any, (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When
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                                                                               3

any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

                    (c) Arthur Andersen LLP and M.R. Weiser & co. LLP, have certified certain financial statements and supporting schedules included in the Registration Statement, each are independent public accountants as required by the Act and the Regulations.

                    (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, except in the ordinary course of business, the Company has not incurred nor undertaken any liabilities or obligations, direct or contingent, which are material to the Company, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

                    (e) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

                    (f) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of,
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                                                                               4

or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any material agreement, instrument, franchise, license or permit to which the Company is a party or by which it or its properties or assets may be bound or (ii) violate or conflict with any provision of the certificate of
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                                                                               5

incorporation or by-laws of the Company or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state or other securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                    (g) All of the outstanding shares of Common Stock have been duly and validly authorized and issued, fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive rights under the Delaware General Corporation Law. The Shares to be sold by the Company, when issued, delivered and sold against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights. The Company had, at [__________, 1998], an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

                    (h) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company. The Company has all requisite corporate power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus (subject to any qualifications as may be set forth therein), and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.
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                                                                               6

                    (i) Except as described in the Registration Statement and the Prospectus, there is no litigation or governmental proceeding to which the Company is a party or to which any property of the Company is subject or which is pending or, to the knowledge of the Company, threatened against the Company which might result in any material adverse change or any development involving a material adverse change in the business, prospects, properties, operations, condition (financial or other) or, results of operations of the Company or which is required to be disclosed in the Registration Statement and the Prospectus.

                    (j) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

                    (k) The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

                    (l) Except as described in the Registration Statement and the Prospectus, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

                    (m) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

                    (n) The Shares have been approved for [listing] on the Nasdaq National Market, subject to official notice of issuance.

                    (o) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

                    (p) Any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such
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                                                                               7

exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

                    (q) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

                    (r) The Company is, and the services provided by the Company are, in material compliance with all current statutes, rules, regulations, standards and guidelines applicable to the Company.

                    (s) Except as disclosed in the Registration Statement and the Prospectus, the Company owns or has adequate licenses or other rights to use any trademarks, trade names, service marks, service names, copyrights, and other proprietary intellectual property rights necessary to conduct the business of the Company in the manner presently conducted and proposed to be conducted, without any conflict with the rights of others, except where the failure to own or possess such licenses or other rights would not have a material adverse effect on the Company.

                    (t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                    (u) The Company has filed all necessary federal and state income and franchise tax returns required to be filed through the date hereof and has paid all taxes when due, except where the failure to file or pay such taxes, in the aggregate, could not reasonably be expected to have a material adverse effect on the Company and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company, or its properties or assets, that would have a material adverse effect on the Company's condition (financial or other) or the results of operations of the Company.

                    (v) The Company has received all required approvals of any federal or state governmental department or agency, including those of the Food and Drug Administration, to conduct "fulfillment" functions at its leased warehouse in Norfolk, Virginia.
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                                                                               8

                    (w) Any "forward-looking statement" within the meaning of the federal securities laws contained in the Registration Statement and the Prospectus is based on reasonable assumptions and made in good faith.

          2.   Representations and Warranties of the Selling Stockholders.
               ----------------------------------------------------------
Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, the Underwriters that:

          (a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, the Power of Attorney and the Custodian Agreement herein referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custodian Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder.

          (b) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custodian Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder.

          (c) Immediately prior to the Closing Date (as defined in Section 3 hereof) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims, except those created by this Agreement, the Power of Attorney and the Custodian Agreement; and, upon delivery of such Shares and payment therefor in accordance with this Agreement, the Underwriters will have acquired from the Selling Stockholders good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims.
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                                                                               9

          (d) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

          (e) To the extent that any statements or omissions made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such statements contained in the preliminary prospectus and the Registration Statement in reliance thereon did, and such statements contained in the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus in reliance thereon, when they become effective or are filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (f) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the Additional Closing Date (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          (g) Certificates in negotiable form representing the shares of Convertible Participating Preferred Stock of the Company which, upon consummation of the transactions contemplated hereby and by the Prospectus, will convert into all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custodian Agreement, in the form heretofore furnished to you (the "Custodian Agreement"), duly executed and delivered by such Selling Stockholder to the Company, as custodian (the "Custodian"), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the "Power of Attorney"), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 3 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custodian Agreement.
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                                                                              10

          (h) The Shares represented by the certificates held in custody for such Selling Stockholder under the Custodian Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custodian Agreement; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

          3.   Purchase, Sale and Delivery of the Shares.
               ------------------------------------------

                    (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Stockholders agree to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company and the Selling Stockholders, at a purchase price per share of $[_______], the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof. You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

                    (b) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the office of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M. on the third or fourth business day (as permitted under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (unless postponed in accordance with the
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                                                                              11

provisions of Section 10 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the initial public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company by wire transfer in same day funds, against delivery to you for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. Certificates for the Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

          (c) In addition, subject to the terms and conditions set forth herein, the Company hereby grants to the Underwriters the option to purchase up to [585,000] Additional Shares and, all at the same purchase price per share to be paid by the Underwriters to the Company and the Selling Stockholders for the Firm Shares as set forth in this Section 3, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. These options may be exercised at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than
--------  -------
the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

          The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 10 hereof) bears to [___________], subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

          Payment for the Additional Shares shall be made to the Company by wire transfer in same day funds at the offices of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

          4.   Offering.  The Company has been advised by you that, upon your
               --------
authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

          5.   Covenants of the Company.  The Company covenants and agrees with
               ------------------------
the Underwriters that:

                    (a) If the Registration Statement has not yet been declared effective the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

          The Company will notify you promptly (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments regarding the Registration Statement or any post-effective amendment from the Commission, and
(vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the

Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b)or Rule
434) after the effective date of the Registration Statement that differs from the prospectus on file at the time of the effectiveness of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

          (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Company include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

          (c) The Company will promptly deliver to you four signed copies of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request.

          (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

          (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

          (f) During the period of 180 days from the date of the Prospectus, the Company will not, without your prior written consent, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock), other than (i) the Company's sale of Shares hereunder, (ii) the Company's issuance of Common Stock upon the exercise of presently outstanding stock options, (iii) grants of stock options and other awards pursuant to the Company's 1996 Stock Option and Grant Plan (and issuances of Common Stock upon the exercise of such awards), (iv) sales of shares of Common Stock pursuant to the 1997 Employee Stock Purchase Plan and (v) shares to be issued in connection with Company acquisitions, if any. In addition, the Company will obtain the undertaking of each of its officers and directors and such of its stockholders as have been heretofore designated by you and listed on Schedule III attached hereto not to issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock), without your prior written consent during the period of 180 days from the date of the Prospectus, other than (i) the sale of Shares by the Selling Stockholders hereunder, (ii) pursuant to a bona fide gift, (iii) by will or the laws of descent and distribution or (iv) to the Company.

          (g) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of (i) all reports to its stockholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

          (h) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

          (i) The Company will use its best efforts to cause the Shares to be approved for listing on the Nasdaq National Market.

          (j) The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the Regulations.

          (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

          6.   Payment of Expenses.  Whether or not the transactions
               -------------------
contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and mailing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) quotation of the Shares on the Nasdaq National Market, (v) filing fees of the Commission and the National Association of Securities Dealers, Inc., (vi) the cost of printing certificates representing the Shares and (vii) the cost and charges of any transfer agent or registrar. Any transfer or other taxes imposed in connection with the sale of the Shares to the Underwriters will be borne by the Company and the Selling Stockholders pro rata. To the extent, if at all, that any of the Selling Stockholders engage special legal counsel to represent them in connection with this offering, the fees and expenses of such counsel shall be borne by such Selling Stockholders.

          7.   Conditions of Underwriters' Obligations.  The obligations of the
               ---------------------------------------
Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 7 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to the following additional conditions:

                    (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

               (b) At the Closing Date you shall have received the opinion of Goodwin, Procter & Hoar LLP, counsel for the Company and the Selling Stockholders, dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to Paul, Weiss, Rifkind, Wharton & Garrison ("Underwriters' Counsel"), to the effect that:

                      (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has all requisite corporate authority to own, lease and license its properties as described in the Registration Statement and the Prospectus.

                      (ii) The Company has an authorized capital stock as set forth in the Registration Statement and the Prospectus. All of the outstanding shares of Common Stock are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The Shares to be delivered on the Closing Date have been duly and validly authorized and, when delivered by the Company in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights under the Delaware General Corporation Law. The statements set forth in the Registration Statement regarding the Company's capital stock under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of such capital stock, are complete and accurate.

                      (iii) This Agreement has been duly and validly authorized executed and delivered by the Company.

                      (iv) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any agreement, instrument, franchise, license or permit filed as an exhibit to the Registration Statement to which the Company is a party or by which it or its properties or assets may be bound or

     (B) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or, to the best knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any Delaware, Massachusetts or United States federal court or any Delaware, Massachusetts or United States federal governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any Delaware, Massachusetts or United States federal court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for (1) such as may be required under state or other securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act.

                      (v) The Registration Statement (including the Rule 462(b) Registration Statement, if any) and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations.

                      (vi) The Registration Statement (including the Rule 462(b) Registration Statement, if any) is effective under the Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, the Rule 462(b) Registration Statement, if any, or any post-effective amendment thereof has been issued and, to such counsel's knowledge, no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) of the Regulations have been made.

                      (vii) To the best of such counsels' knowledge, any instrument, document, lease, license, contract or other agreement (collectively, "Documents") required to be described or referred to in the Registration Statement or the Prospectus has been properly described or referred to therein and any Document required to be filed as an exhibit to the Registration Statement has been filed as an exhibit thereto.

                      (viii) A Power of Attorney and a Custodian Agreement have been duly and validly authorized, executed and delivered by each Selling Stockholder and constitute valid and binding agreements of such Selling Stockholder in accordance with their terms.

                      (ix) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of each Selling Stockholder; and the sale of the Shares to be sold by each Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custodian Agreement and the consummation of the transactions contemplated herein will not result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership or any order, rule or regulation known to such counsel of any Delaware, Massachusetts or United States federal court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

                      (x) No consent, approval, authorization or order of any Delaware, Massachusetts or United States court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by each Selling Stockholder hereunder, except such as have been obtained under the Act and such as may be required under state or other securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters.

                      (xi) Upon payment and delivery in accordance with this Agreement, good and valid title to the Shares being sold by each Selling Stockholder free and clear of all liens, encumbrances, equities or claims, will have been transferred to each of the several Underwriters who purchased such Shares in good faith and without notice of any such liens, encumbrances, equities, claims or other adverse claims within the meaning of the Uniform Commercial Code.

          In addition, such opinion shall also contain a statement in such counsels' customary form that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents and the Prospectus and related matters were discussed and, no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), the Rule 462(b) Registration Statement, if any, or any amendment thereof made prior to the Closing Date as of the date of such Rule 462(b) Registration Statement or amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial, statistical or accounting data included or incorporated by reference therein).

          In rendering such opinion, such counsel may rely as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws. The opinion of such counsel for the Company and the Selling Stockholders shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

               (c) At the Closing Date you shall have received the opinion of LePore, Zimmerer, LePore & Luizzi, counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                      (i) The Company is duly qualified and in good standing as a foreign corporation in New Jersey, Virginia and each other jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company.

                      (ii) The Company has all requisite corporate authority to own, lease and license its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus.

                      (iii) To the best of such counsel's knowledge, there is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of, the Company, which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

                      (iv) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not violate or conflict with, to the best of such counsel's knowledge, any judgment, decree, order, statute, rule or regulation of any New Jersey court or any governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any New Jersey court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for (1) such as may be required under New Jersey state or other securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act.

          In rendering such opinion, such counsel may rely as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

               (d) All documents provided to satisfy the conditions contained herein shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

               (e) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the conditions set forth in subsection
(a) of this Section 7 have been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in
Section 1 hereof are accurate, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the

Prospectus, the Company has not sustained any material loss or interference with its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company, except in each case as described in or contemplated by the Registration Statement and the Prospectus.

               (f) At the time this Agreement is executed and at the Closing Date, you shall have received a letter, from each of Arthur Andersen LLP and M.R. Weiser & Co. LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and substantially in the form heretofore approved by you.

               (g) Prior to the Closing Date the Company and the Selling Stockholders shall have furnished to you such further information, certificates and documents as you may reasonably request.

               (h) You shall have received from each person who is a director or officer of the Company or such stockholders as have been heretofore designated by you and listed on Schedule II hereto an agreement to the effect that such person will not, directly or indirectly, without your prior written consent, offer, sell, offer or agree to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of Common Stock (or any securities convertible into, exercisable for or exchangeable or exercisable for shares of Common Stock) for a period of 180 days after the date of the Prospectus, other than (i) the sale of Additional Shares by the Selling Stockholders hereunder,
(ii) pursuant to a bona fide gift, (iii) by will or the laws of descent and distribution or (iv) to the Company.

               (i) At the Closing Date, the Shares shall have been approved for [listing] on the Nasdaq National Market, subject to official notice of issuance.

          If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 7 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be canceled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be canceled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telex or telegraph or confirmed by letter via overnight mail.

          8.   Indemnification.
               ---------------

                    (a) The Company agrees and each of the Selling Stockholders severally and not jointly agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses as incurred (including but limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that
                                                         --------  -------
the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; and provided, further, that each Selling
                                   --------  -------
Stockholder will be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Selling Stockholder expressly for use therein. In no case shall any Selling Stockholder be liable or responsible for any amount in excess of the gross proceeds received by such Selling Stockholder with respect to the Shares sold by such Selling Stockholder. The indemnity contained in this subsection (a) with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages and expenses purchased the Shares which are the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Shares a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus (or the prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company or the Selling Stockholders may otherwise have including under this Agreement.

               (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, the Selling Stockholders, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company or the Selling Stockholders within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses as incurred (including but not limited to attorneys' fees and any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim, and any and all amounts paid in settlement of any claim or litigation), jointly or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that in no case shall any
                               --------  -------
Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in the last paragraph of the cover page of the Prospectus, the legend concerning passive market making on the second page of the Prospectus, the number of Shares to be purchased by each Underwriter appearing in the Prospectus under the caption "Underwriting" and the statements contained in the Prospectus in the third and seventh paragraphs under the caption "Underwriting" constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the registration statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

               (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8), except that no indemnification provided for in this
Section 8 shall be available to any party who shall fail to give notice as provided for in this subsection (c) if the party to whom notice was not given was unaware of the action, suit, investigation inquiry or proceedings to which the notice would have related and was prejudiced by the failure to give notice. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or
(iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties and that the use of separate counsel is necessary in order to protect the interests of the indemnified party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties but shall have a right to participate in such defense), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not
                             --------  -------
unreasonably withheld.

          9.  Contribution.  In order to provide for contribution in
              ------------
circumstances in which the indemnification provided for in Section 8 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, each indemnifying party shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted) as incurred to which an indemnified party may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 8 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Stockholders on the one hand and the

Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders bear to
(y) the underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9, (i) in no case shall any Under writer be required to contribute an amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, (ii) in no case shall any Selling Stockholder be required to contribute an amount in excess of the gross proceeds received by such Selling Stockholder with respect to the Shares sold by such Selling Stockholder and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 9 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company or the Selling Stockholders within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and the Selling Stockholders, subject in each case to clauses (i) and (ii) of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise, except as otherwise specifically provided in Section 8(c). No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably
                     --------  -------
withheld.

          10.  Default by an Underwriter.
               -------------------------

                 (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, the Firm Shares or the Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

                 (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, or the Underwriters fail to purchase the Firm Shares or Additional Shares as required by Section 10(a), you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. If within 24 hours after such default by any Underwriter, you do not arrange for the purchase of the Firm Shares or the Additional Shares, as the case may be, then the Company and the Selling Stockholders shall be entitled to a further period of 24 hours within which to arrange for another party or parties satisfactory to you to purchase such Firm Shares or Additional Shares on such terms. In the event that within two aforementioned 24-hour periods after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 10, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company and of the Selling Stockholders to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company or the Selling Stockholders with respect thereto (except in each case as provided in Section 6, 8(a) and 9 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company and the Selling Stockholders for damages occasioned by its or their default hereunder.

                 (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company and the Selling Stockholders shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the reasonable opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 10 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

          11.  Survival of Representations and Agreements.  All representations
               ------------------------------------------
and warranties, covenants and agreements of the Underwriters, the Company and the Selling Stockholders contained in this Agreement, including the agreements contained in Section 6, the indemnity agreements contained in Section 8 and the contribution agreements contained in Section 9, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, or on behalf of the Selling Stockholders or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and 2 and the agreements contained in Sections 6, 8, 9 and 12(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 10 or 12 hereof.

          12.  Effective Date of Agreement; Termination.
               ----------------------------------------

                 (a) This Agreement shall become effective, upon the later of when (i) the Commission shall have provided notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company and the Selling Stockholders. Notwithstanding the foregoing, the provisions of this Section 12 and of Sections 1, 2, 6, 8 and 9 hereof shall at all times be in full force and effect.

                 (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the

Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (B) if trading on the New York or American Stock Exchanges shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges by the New York or American Stock Exchanges or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or (D) (i) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been such change in political, financial or economic conditions if the effect of any such event in (i) or (ii) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

                 (c) Any notice of termination pursuant to this Section 12 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

                 (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 12(a) hereof or (ii) Section 10(b) or 12(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or comply with any provision hereof, the Company or the Selling Stockholders (pro rata to the extent of their refusal, inability or failure to perform) will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

         12.  Notices.  All communications hereunder, except as may be otherwise
              -------
specifically provided herein, shall be in writing and , if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department [with a copy to Carl L. Reisner, Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064]; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, 17-17 Route 208 North, Fair Lawn, New Jersey 07410, Attention: Patrick G. LePore, with a copy to John R. LeClaire, P.C.,

Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts 02109-2881; if sent to the Selling Stockholders, shall be mailed, delivered or telegraphed and confirmed in writing to TA Associates, Inc., 125 High Street, Suite 2500, Boston, Massachusetts 02110, Attention: Kathleen Cromwell.

          13.  Parties.  This Agreement shall insure solely to the benefit of,
               -------
and shall be binding upon, the Underwriters, the Company, the Selling Stockholders and the controlling persons, directors, officers, employees and agents referred to in Section 8 and 9, and their respective personal representatives, successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.
The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

          14.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
               -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                   Very truly yours,

                                   BORON, LePORE & ASSOCIATES, INC.


                                   By: _________________________________
                                       Name:
                                       Title:

                                   SELLING STOCKHOLDERS



                                   By: _________________________________
                                               Attorney-in-Fact


Accepted as of the date first above written

BEAR, STEARNS & CO. INC.
DAIN RAUSCHER WESSELS
SALOMON SMITH BARNEY
NATIONSBANC MONTGOMERY SECURITIES LLC

By: _______________________________
    Name:
    Title:

On behalf of themselves and the other
Underwriters named in Schedule I hereto.

                                  SCHEDULE I



                                                  Number of Firm
Name of Underwriter                               Shares to be Purchased
-------------------                               ----------------------

Bear, Stearns & Co. Inc.
Dain Rauscher Wessels
Salomon Smith Barney
NationsBanc Montgomery Securities LLC
Cowen & Company
Credit Suisse First Boston Corporation
Furman Selz LLC
Goldman, Sachs & Co.
Hambrecht & Quist LLC
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Securities LLC
Adams, Harkness & Hill, Inc.
Anglo-American Investor Services Corp.
William Blair & Company
Blaylock & Partners, L.P.
Gaines, Berland Inc.
Gerard Klauer Mattison & Co., LLC
Pennsylvania Merchant Group Ltd.
The Robinson-Humphrey Company, Inc.
Tucker Anthony Incorporated
Vector Securities International, Inc.
Volpe Brown Whelan & Company

                    Total. . . . . . . . . .

                                  SCHEDULE II

                             Selling Stockholders
                             --------------------


1)   Advent VII L.P.
     Attorneys-in-Fact:  Patrick G. LePore and Roger B. Kafker

2)   Advent Atlantic and Pacific III L.P.
     Attorneys-in-Fact:  Patrick G. LePore and Roger B. Kafker

3)   TA Venture Investors Limited Partnership
     Attorneys-in-Fact:  Patrick G. LePore and Roger B. Kafker

4)   [Gregory F. Boron]

                                 SCHEDULE III

                 Stockholders Subject to the Lock-up Provision

TA Venture Investors Limited Partnership
Advent VII L.P.
Advent Atlantic and Pacific III L.P.
Patricia S. Feeney and Theresa Connelly, as trustees, for:
     Gregory F. Boron Trust for Catherine Boron
     Gregory F. Boron Trust for James Boron
     Gregory F. Boron Trust for Kevin Connelly
     Gregory F. Boron Trust for Brian Connelly
     Susanne M. Boron Trust for Catherine Boron
     Susanne M. Boron Trust for James Boron
     Suzanne M. Boron Trust for Kevin Connelly
     Suzanne M. Boron Trust for Brian Connelly
Joseph H. Smith
Christopher J. Sweeney
Roger Boissonneault
John A. Staley, IV
MLPFS FBO John A. Staley, IV IRRA
Patrick G. LePore
Gregory F. Boron
Timothy J. McIntyre
Martin J. Veilleux
Jacqueline C. Morby
Brian J. Smith
Roger B. Kafker
Park Street Investors, L.P.